Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated December 11, 2025)	Registration No. 333-291921

Up to $400,000,000

Ordinary Shares

ALPHATON CAPITAL CORP

We have entered into an at the market offering agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent” or “Wainwright”) relating to our ordinary shares, no par value, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares from time to time having an aggregate offering price of up to $400,000,000 through or to the Sales Agent, acting as sales agent or principal.

Our ordinary shares trade on The Nasdaq Capital Market under the symbol “ATON.” On February 13, 2026, the closing price for ordinary shares on The Nasdaq Capital Market was $0.52 per ordinary share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made at market prices by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our ordinary shares, or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Sales Agent is not required to sell any specific number or dollar amount of our ordinary shares but will act as sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of our ordinary shares of up to 3.0% of the gross sales price per share of all ordinary shares sold through it as agent or to it as principal under the Sales Agreement. In connection with the sale of ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 8 of the accompanying base prospectus, as well as the information under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended March 31, 2025, and in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

Prospectus Supplement dated February 17, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, including the documents incorporated herein by reference, is the prospectus supplement, which describes the specific terms of this offering. The second part, including the documents incorporated therein by reference, is the accompanying prospectus, which provides more general information. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the sales agent has authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the sales agent takes any responsibility for, and provides no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and certain other statistical information used throughout this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement are from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications. While we are not aware of any misstatements regarding any third-party information presented in this prospectus supplement, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement. Some data are also based on our good faith estimates.

We have proprietary rights to trademarks used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

All references in this prospectus supplement and the accompanying base prospectus to “AlphaTON,” “AlphaTON Capital,” the “Company,” “we,” “us,” “our” or similar references refer to AlphaTON Capital Corp, except where the context otherwise requires or as otherwise indicated.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which may include information concerning our beliefs, plans, objectives, goals, expectations, strategies, anticipations, assumptions, estimates, intentions, future events, future revenues or performance, capital expenditures and other information that is not historical information. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents, the words “seek,” “estimate,” “expect,” “anticipate,” “project,” “plan,” “contemplate,” “plan,” “continue,” “intend,” “believe” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but there can be no assurance that we will realize our expectations or that our beliefs will prove to be correct.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the section below titled “Risk Factors” of this prospectus supplement, as well as any of our subsequent filings with the Securities and Exchange Commission (the “SEC”).

There may be other factors of which we are currently unaware or which we currently deem immaterial that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date they are made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents. Except as may be required by U.S. federal securities law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date they were made or to reflect the occurrence of unanticipated events, or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

About the Company

We are a technology company scaling the Telegram super app, with an addressable market of one billion monthly active users. Our strategy includes managing a strategic reserve of Telegram’s exclusive digital asset, TON, along with other assets aligned with the broader Telegram ecosystem. We are executing a comprehensive mergers and acquisitions strategy and have formed a strategic alliance with Telegram’s Confidential Compute Network, also known as Cocoon AI. Cocoon AI was launched by Telegram, and we are the first publicly listed company to provide artificial intelligence (“AI”) infrastructure supporting the Telegram super app and its more than one billion registered users.

We earn TON tokens as compensation for operating network infrastructure and have successfully launched a pilot program under which we are currently receiving TON rewards for our participation in AI infrastructure supporting the network. Through our operations, we provide public market investors with institutional-grade exposure to the broader Telegram ecosystem, including Telegram’s exclusive cryptocurrency, The Open Network (“TON”) token; Cocoon AI infrastructure, which generates rewards in TON; and Telegram-based software applications. We conduct these activities while maintaining the governance standards and reporting transparency of a Nasdaq-listed company. Our operations span AI infrastructure hardware, network validation and staking, software development, strategic partnerships and acquisitions of Telegram-based applications, and strategic investments in TON-based decentralized finance protocols, gaming platforms and business applications.

Through our legacy business, Cyncado, we are also advancing first-in-class therapies targeting known checkpoint resistance pathways to achieve durable treatment responses and improve patients’ quality of life. We actively engage in the drug development process and provide strategic counsel to guide the development of novel immunotherapy assets and asset combinations.

TON Blockchain and TONcoin

Our entry into the digital asset industry seeks to capitalize on the current change in regulation relating to, and the growing investor and consumer appetite for, digital assets; in particular, the TON token. TON is the native token of the TON blockchain, and its core value lies in three interconnected roles. First, it functions as the gas token of TON blockchain: users pay TON for transactions, smart-contract executions and accessing services such as storage or domain registration within the TON blockchain. Second, TON enables and secures the TON blockchain via its proof-of-stake (“PoS”) consensus model: token holders stake TON to validate and secure the chain, earn rewards and participate in governance processes, thereby binding token utility and scarcity to network health. Third, TON’s value proposition is amplified by its alignment with Telegram’s one billion users, giving it the opportunity to move beyond niche use into more mainstream payments, apps and digital services.

Similar to other PoS blockchains, TON relies on validators to run nodes, stake TON and validate transactions. Validators earn rewards for their contribution to the network and face penalties for misbehaviors like double-signing a transaction. TON also functions as a gas token, compensating validators and delegators for transaction processing and smart contract execution. As adoption grows through payments, decentralized apps and Telegram integration, demand for TON is expected to rise. TON also benefits from unique ecosystem advantage. Its deep integration with Telegram positions TON for mass adoption, leveraging a user base of over one billion for payments, identity and decentralized services.

TON token launched with an initial supply of about 5 billion TON. The current total supply is approximately 5.14 billion TON and the circulating supply is approximately 2.49 billion TON. The annual inflation (new token issuance) is on the order of approximately 0.5% to 0.6% per year, after accounting for minting and some burn mechanisms, and there is no maximum supply. A substantial portion of the TON supply is locked via vesting contracts. For example, the “TON Believers Fund” program locked about 1.3 billion TON for five years (two-year cliff with three-year linear release) to bring predictability to new token distribution.

TON blockchain offers multiple staking options to secure the network and earn rewards. Users can stake TON directly as validators, which requires running a node and maintaining high uptime, or delegate their tokens to trusted validators through staking pools for a simpler approach. Some pools are custodial, where providers manage keys and operations, while others are non-custodial, giving users more control over their funds. Each option varies in terms of minimum stake requirements, technical complexity, and reward distribution, allowing participants to choose between full validator responsibilities or passive delegation for convenience. The staking reward annual percentage rate for standard staking is currently in the range of approximately 2.5% to 4.0% depending on the source and platform. Technical minimum stake is 300,000 TON, but the actual minimum stake is approximately 700,000 TON as the validators compete for 400 slots in each validation round.

S-1

The key driver for TON’s adoption is its integration with Telegram. TON blockchain serves as Telegram’s Web3 infrastructure, giving TON access to the messaging app’s large user-base. Telegram users can send TON, store it in wallets embedded within the app, and interact with mini-apps built on TON directly through Telegram. Based on this integration, TON is used not only for trading but also for in-app transfers among Telegram users, micropayments, and as the default token for many services within the Telegram ecosystem. TON powers smart contracts, decentralized applications (“dApps”), domain/name services, storage, and more on the TON blockchain.

Some of the use cases highlighting TON adoption include:

•	Payments and transfers: Telegram users can send TON peer-to-peer within the app.

•	Smart contract and dApp fees: Developers building on TON blockchain pay transaction/contract fees in TON, which powers network operations.

•	DeFi, games and NFTs: The ecosystem includes decentralized exchanges, liquidity pools, games and NFT marketplaces using TON token.

•	Identity / domain services: Users can buy “handles” or usernames inside Telegram’s ecosystem using TON, creating additional demand.

•	Remittances / global transfers potential: With Telegram’s global reach, TON can serve as a low-cost vehicle for cross-border payments.

Digital Asset Business

Our objective through holding TON tokens is to provide shareholders with exposure to the potential appreciation of the TON tokens and to participate in the development of the TON ecosystem. To achieve this, our general strategy for deploying our working capital is to purchase TON tokens, stake the tokens to generate additional yield and selectively deploy TON to Decentralized Finance (“DeFi”) opportunities, including lending and providing liquidity to decentralized exchanges, to maximize returns. We acquire TON tokens through transactions on digital asset exchanges and through over-the-counter arrangements, and direct purchases from qualified sellers, including at a discount to the current spot price, as appropriate.

In addition, we plan to continue to raise funds to grow our TON treasury through a variety of equity and debt financings.

We aim to diversify our revenue stream beyond a TON treasury strategy to generate TON yield while supporting the adoption of the Telegram ecosystem. We plan to actively manage TON network infrastructure, including deploying graphic processing units (“GPUs”) to Cocoon AI, Telegram’s decentralized privacy-focused AI computing network layer. Additionally, to further support the TON ecosystem, we intend to incubate and accelerate applications within Telegram’s ecosystem and invest in several companies built on the TON network. These companies, which serve diverse verticals such as gaming, healthcare, media and finance, are expected to drive revenues and cashflow for us that are less volatile relative to direct price appreciation of direct digital asset holdings.

We will design and use liquidity management strategies for our cryptocurrency holdings, including staking protocols and yield optimization, as applicable. We intend to stake our initial TON tokens acquired as a result of our September 2025 private placement transaction through BitGo, our primary digital asset custodian. We also intend to stake additional TON through top-performing, vetted validators that have proven track records and established relationships with our team members. We may also run our own TON validators in the future to increase our net staking yield.

As part of implementing these strategies, we maintain a custody framework designed to support secure and scalable digital asset operations. We do not self-custody, instead we rely on third-party qualified custodians for our TON treasury. Our primary custodian is currently BitGo. It is our policy to work only with best-in-class custodians that demonstrate strong security practices, robust risk management, appropriate insurance coverage, and that have U.S.-based operations. To further reduce risk, we are in process of onboarding additional qualified custodians to diversify and safeguard our TON treasury across multiple trusted providers.

S-2

Legacy Immuno-oncology Business

Prior to September 2025, AlphaTON (under the name Portage Biotech) primarily operated as a clinical-stage immuno-oncology company, advancing treatments the Company believes will be first-in class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers. AlphaTON’s access to next-generation technologies coupled with a deep understanding of biological mechanisms enables the identification of clinical therapies and product development strategies that accelerate these medicines through the translational pipeline. After a review of the Company’s future funding needs for clinical development of its programs as well as the capital raising market for biotechnology companies, the Company discontinued the Company sponsored trial for the invariant natural killer T-cell (“iNKT”) program and pause further patient accrual to the Company sponsored adenosine trial for both PORT-6 and PORT-7.

In March 2025, we resumed patient enrollment into the final cohort arm of TT-10 (PORT-6) as part of the Phase 1a TT-10-101 (ADPORT-601) clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our TT-4 (PORT-7) compound, supporting advancement of this indication in its first-inhuman trial of TT-4 (PORT-7), which is expected to commence in the fourth quarter of fiscal 2026.

On November 12, 2025, AlphaTON and Cyncado announced a non-binding Letter of Intent with Australia’s Asbestos and Dust Diseases Research Institute (“ADDRI”) to conduct an ADDRI-sponsored investigator-initiated clinical trial of TT-4 in mesothelioma in Australia. The planned trial is expected to enroll approximately 50 patients, will be led by A/Prof Steven Kao and Dr. Melvin Chin, and is intended to run in parallel with Cyncado’s planned U.S. mesothelioma activities, subject to execution of a definitive agreement and customary regulatory approvals. Under the contemplated arrangement, Cyncado will supply TT-4 and limited support as part of an international mesothelioma program designed to accelerate decision-quality clinical data generation.

Recent Developments

Registered Direct Offering

On January 13, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which we offered for sale to the Purchasers in a registered direct offering (the “Registered Direct Offering”) an aggregate of 5,230,000 ordinary shares and, in lieu thereof, pre-funded warrants to purchase up to 9,770,000 ordinary shares. The ordinary shares and pre-funded warrants (including the ordinary shares underlying the pre-funded warrants) were offered by us pursuant to our shelf registration statement on Form F-3 (File No. 333-291921) filed by us with the SEC on December 3, 2025 and declared effective by the SEC on December 11, 2025.

The purchase price for each ordinary share in the Registered Direct Offering was $1.00, and the purchase price for each pre-funded warrant in the Registered Direct Offering was $0.9999, which was equal to the per ordinary share purchase price, minus $0.0001. Each pre-funded warrant is exercisable at any time after the date of issuance for one ordinary share at an exercise price of $0.0001 per share. The closing of the Registered Direct Offering occurred on January 14, 2026. The net proceeds from the Registered Direct Offering were approximately $13.6 million. We are using the net proceeds to scale GPU deployments for Cocoon AI, as well as for working capital and other general corporate purposes.

In connection with the Registered Direct Offering, we engaged Wainwright to act as our exclusive placement agent (the “Placement Agent”) in connection with the Registered Direct Offering. We paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds raised in the Registered Direct Offering. We also reimbursed the Placement Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the Registered Direct Offering in an aggregate amount up to $75,000 and up to $15,950 for expenses of the clearing firm of the Placement Agent.

We also issued to the Placement Agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 1,050,000 ordinary shares. The Placement Agent Warrants have an exercise price of $1.25 per share, are immediately exercisable upon issuance and expire five years from the commencement of sales in the Registered Direct Offering.

Foreign Private Issuer

As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our directors and officers historically have been exempt from the reporting requirements of Section 16(a) of the Exchange Act. Effective March 18, 2026, our directors and officers will be required to comply with Section 16(a) reporting obligations, including the public reporting of beneficial ownership of our ordinary shares and transactions therein. Our directors and officers will continue to be exempt from the short-swing profit liability provisions of Section 16(b) of the Exchange Act and the short sale restrictions of Section 16(c). Holders of more than 10% of our issued and outstanding ordinary shares who are not also directors or officers remain exempt from the reporting and liability provisions of Section 16 of the Exchange Act. See the section titled “Item 3.D. Key Information—Risk Factors—Risks Related to Ownership of Our Shares” in our most recent annual report on Form 20-F for the year ended March 31, 2025, filed with the SEC on July 25, 2025, incorporated herein by reference.

Corporate Information

We were originally incorporated in Ontario, Canada in 1973. We were inactive until 1985. Then, between 1986 and 2012, we were engaged in variety of businesses. Between 1986 to 2012, we went through several name changes ending with “Bontan Corporation Inc.” In December 2012, we decided to change the focus of our business activities, and in 2013, we began our business focus within the biotechnology sector. On June 4, 2013, we acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares. On July 5, 2013, we changed our name to “Portage Biotech Inc.” and moved our jurisdiction from Ontario, Canada, to the British Virgin Islands under a certificate of continuance issued by the Registrar of Corporate Affairs of the British Virgin Islands (“BVI”). Pursuant to our Amended and Restated Memorandum and Articles of Association (our “Charter”), we are a company limited by shares (company number 1784969), as described in our Charter. On August 11, 2025, we changed our name to “AlphaTON Capital Corp” in connection with our change of focus of our business activities to digital assets. On February 25, 2021, our ordinary shares began trading on The Nasdaq Capital Market under the symbol “PRTG” and, since September 4, 2025, have been trading under the symbol “ATON.”

We are a BVI business company limited by shares with our registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Our U.S. agent is Brittany Kaiser, the Chief Executive Officer, whose business address is 1111B S Governors Ave Ste 25907, Dover, Delaware 19904. We currently are a foreign private issuer under SEC rules. Our telephone number is (302) 219-5556. Our website address is www.alphatoncapital.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying base prospectus and, therefore, should not be relied upon with respect to this offering. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

S-3

THE OFFERING

Ordinary shares offered by us	Up to $400,000,000 of our ordinary shares.

Ordinary shares to be outstanding immediately after this offering	Up to 792,665,357 ordinary shares (as more fully described in the notes following this table), assuming sales of 769,230,769 ordinary shares in this offering at an assumed price of $0.52 per share, which was the closing price of our ordinary shares on The Nasdaq Capital Market on February 13, 2026. The actual number of ordinary shares issued, if any, will vary depending on the sales prices of shares under this offering.

Plan of distribution	“At the market offering” that may be made from time to time through the Sales Agent, acting as our agent, or directly to the Sales Agent, acting as principal. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for additional information.

Use of proceeds	We anticipate using the net proceeds from this offering for capital expenditures to support the development, training and operation of Cocoon AI (including the purchase of servers, GPUs and related infrastructure), and to pursue potential strategic transactions, including the acquisition of, or investment in, technologies, products or businesses that are complementary to our strategic objectives, as part of our growth strategy. We also plan to use any remaining proceeds we receive for working capital and other general corporate purposes. Pending these uses, we intend to invest most of the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. See “Use of Proceeds” beginning on page S-11 of this prospectus supplement for additional information.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq trading symbol	Our ordinary shares trade on The Nasdaq Capital Market under the symbol “ATON.”

The number of ordinary shares that will be outstanding immediately after this offering as shown above is based on 23,434,588 ordinary shares outstanding as of February 13, 2026, and excludes, in each case as of such date:

●	1,373,686 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $11.62 per share;

●	1,283,931 ordinary shares issuable upon the exercise of outstanding pre-funded warrants;

●	316,111 ordinary shares issuable upon the exercise of outstanding share options under our 2021 Equity Incentive Plan, with a weighted average exercise price of $40.65 per share; and

●	5,410 ordinary shares issuable upon the vesting of outstanding restricted share units under our 2021 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding warrants or stock options or vesting of restricted share units described above.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in the accompanying prospectus and our most recent Annual Report on Form 20-F, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, and all of the other information contained in this prospectus supplement and the accompanying base prospectus, and incorporated by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and related notes, before investing in our securities. If any of the possible adverse events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our ordinary shares could decline, and you might lose all or part of your investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to Our TON Treasury Strategy

Our TON holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets, including the market for TON, have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our TON at favorable prices. Any TON we hold with our custodians and transact with our trade execution partners does not have the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered TON or otherwise generate funds using our TON holdings, including in particular during times of market instability or when the price of TON has declined significantly. If we are unable to enter into additional capital raising transactions using TON as collateral, or otherwise generate funds using our TON holdings, or if we are ever forced to sell our TON at a significant loss in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

There are unique risks associated with staking TON that could result in the forfeiture or “slashing” of TON.

We plan to participate in the TON staking process to earn staking rewards. Staking TON typically requires locking up tokens for a specified period, which in TON’s case is, approximately 18-36 hours, during which they may not be readily accessible or liquid. This lock-up period could limit our ability to use our TON holdings to meet liquidity needs or respond to market opportunities or adverse events.

A unique risk associated with staking is the possibility of “slashing,” where a portion of staked TON may be forfeited as a penalty for validator misbehavior, network errors or other protocol violations. If we stake TON directly or through third-party validators, we may be exposed to slashing risk, which could result in a partial or total loss of staked TON. Although our business is insured against these losses by our institutional custodians, the rules and enforcement of slashing penalties are subject to change by the TON network and may be unpredictable.

S-5

Additionally, the technical complexity of staking, including the need to maintain secure validator infrastructure or rely on third-party staking services, introduces operational and cybersecurity risks. Any failure in the staking process, whether due to technical error, malicious attack or mismanagement by a third-party staking provider, could result in loss of rewards, slashing penalties or loss of principal.

The TON ecosystem faces risks from demand fluctuations and technical issues specific to the network.

The value and utility of TON are closely tied to the continued development and adoption of the TON ecosystem. A general loss of interest in the TON ecosystem, the emergence of superior competing blockchain platforms or a decline in developer or user activity could significantly reduce demand for TON and negatively impact its price. Technical issues, such as network outages, bugs or security vulnerabilities in the TON protocol, could also undermine confidence in the network and the value of TON. The TON ecosystem is still developing and its long-term viability depends on continued innovation, user adoption and the ability to attract and retain developers and users. Any setbacks in the development or adoption of the TON network or negative publicity regarding its security or governance could materially and adversely affect the value of TON.

The value and adoption of TON are at risk due to potential changes in interest in the Telegram app or platform.

The value and adoption of TON are closely linked to the continued popularity and growth of the Telegram messaging platform, which serves as a primary gateway for user engagement and ecosystem development for TON. If Telegram’s user base no longer creates demand for TON due to Telegram no longer offering exclusive blockchain partnership with TON, or Telegram discontinues its use of, or integration with TON, then the development and usage of its ecosystem could be materially and adversely affected. A reduction in Telegram’s usage of TON could directly impact the utility and perceived value of TON, leading to price declines and reduced liquidity. This may cause a loss in the value of an investment in our company.

Digital assets represent a rapidly evolving industry, and the market price of our ordinary shares may be impacted by the acceptance of digital assets generally and how we manage our digital assets.

Digital assets built on blockchain technology were introduced in 2008 and remain in the early stages of development and acceptance. Cryptographic and algorithmic protocols governing the issuance and use of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate currently. Because our results of operations and the market price of our ordinary shares may be closely correlated with the acceptance and perception of TON and the use of the Telegraph app, the realization of one or more of the following risks could materially adversely affect the market price of our ordinary shares:

•	TON is a recently developed digital asset and use of TON may be limited. Established financial institutions may not process funds for TON transactions; process wire transfers to or from digital asset trading platforms, TON-related companies or service providers; or maintain accounts for persons or entities transacting in the TON digital asset.

•	The value of the TON digital asset may be volatile and our ability to manage our TON digital assets may not yield the return that we intend to seek.

•	Privacy-preserving features of digital asset networks and digital asset trading platforms or businesses that facilitate transactions in digital assets may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

Digital assets are an evolving asset class and represent a technological innovation. Currently, there is uncertainty about this asset class that may affect their acceptance and use. The adoption of digital assets will require growth in acceptance, usage and blockchain technology generally for its various applications. Adoption of digital assets will also require greater regulatory clarity. A lack of expansion in use of digital assets and blockchain technologies would adversely affect our financial performance. In addition, there is no assurance that digital assets generally will maintain their value over the long term. The value of digital assets is subject to risks related to our use. If growth in the use of digital assets generally occurs in the near or medium term, there is no assurance that such use will continue to grow over the long term. A contraction in use of digital assets may result in increased volatility or a reduction in digital asset prices, which would materially and adversely affect our investment and trading strategies, the value of our assets and the value of any investment in us.

S-6

There is a risk of a hack or exploit of the TON blockchain.

The TON blockchain, like all decentralized networks, is subject to the risk of technical vulnerabilities, bugs or malicious attacks. A successful hack or exploit of the TON blockchain could result in the theft or loss of TON tokens, disruption of network operations or loss of confidence in the security and reliability of the network. Such an event could have a material adverse effect on the value of TON, the willingness of users and developers to participate in the ecosystem and the overall viability of TON as a treasury asset. The evolving nature of blockchain technology means that new vulnerabilities may be discovered, and the effectiveness of security measures cannot be guaranteed.

There are risks associated with our exposure to TON, including through treasury holdings and certain business activities.

Although TON currently represents approximately 18% of our total assets as of February 16, 2026, we may have additional direct and indirect exposure to TON through our business operations. For example, certain of our business lines, including our GPU infrastructure operations, may be economically exposed to fluctuations in the price of TON. In particular, when we deploy GPUs to support networks associated with the Telegram ecosystem, including the Cocoon AI network, we may receive TON tokens as payment for services, which could increase our exposure to TON price volatility.

As a public company with meaningful exposure to a single digital asset, we will be subject to risks associated with concentration in that asset, including price volatility, liquidity constraints, and market sentiment risks. Our business model may be unfamiliar to investors, analysts, and other market participants, which could result in increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future. The limited precedent for public companies with significant digital asset exposure may also result in increased scrutiny from regulators, auditors and other stakeholders.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition and results of operations.

As TON and other digital assets are relatively novel and the application of state and U.S. federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of TON. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of TON or the ability of individuals or institutions such as us to own or transfer TON.

If TON is determined to constitute a security for purposes of the U.S. federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of TON and in turn adversely affect the market price of our ordinary shares. Moreover, the risks of us engaging in a TON treasury strategy could create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Regulatory change reclassifying TON as a security could lead to our falling within the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of TON and the market price of our ordinary shares.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

While the SEC has not stated a view as to whether TON is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that TON is a security could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in TON exceeds the 40% limit prescribed in the 1940 Act. This would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

S-7

We intend to monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If TON is determined to be a security for purposes of the federal securities laws, if necessary, we would take steps to reduce our holdings of TON as a percentage of our total assets. These steps may include, among others, selling TON that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our TON at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. We can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If TON is determined to constitute a security for purposes of the U.S. federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of TON and in turn adversely affect the market price of our ordinary shares.

We believe that we are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We do not currently comply with and do not intend to voluntarily comply with these laws and regulations. This means, among other things, that the execution of or changes to our TON strategy, our use of leverage, the manner in which our TON is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our TON holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding TON.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our TON, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our TON and our financial condition and results of operations could be materially adversely affected.

We expect that substantially all of the TON we acquire will be held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to digital assets, including TON. TON and other blockchain-based cryptocurrencies and the entities that provide services to participants in the TON ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our TON in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our TON;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

S-8

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader TON ecosystem or in the use of the TON network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to TON, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the TON industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Risks Related to Our AI Infrastructure Strategy

Our AI infrastructure strategy is closely tied to the growth, adoption and technical requirements of the Telegram ecosystem.

Our strategy is focused on providing AI infrastructure supporting applications and services associated with the Telegram super app and its large global user base. As a result, demand for our services may be significantly influenced by the growth, engagement levels, product roadmap and technical architecture decisions of the Telegram ecosystem. If Telegram user growth slows, user engagement declines or Telegram modifies its technical infrastructure, including changes to how AI workloads are deployed or processed, demand for our infrastructure services could decline, which could materially and adversely affect our business, financial condition and results of operations. In addition, our strategy includes maintaining reserves of digital assets aligned with the Telegram ecosystem, including TON. Any decline in the utility, adoption or market value of ecosystem-aligned assets could negatively impact our balance sheet, liquidity and ability to fund operations or growth initiatives.

Our business model depends on the successful deployment and utilization of GPUs in third-party data centers.

We acquire GPUs for deployment in third-party data centers to process AI compute workloads. Our ability to generate revenue depends on the timely delivery, installation, configuration and ongoing operation of these GPUs in facilities that we do not own or control. These facilities may be subject to operational risks, including power constraints, cooling failures, network outages, cybersecurity incidents, labor disruptions, regulatory changes or financial instability of the facility operator. Any delay, disruption or failure in deployment or operation could reduce utilization rates, delay revenue generation or result in contractual penalties or loss of customer relationships, which could materially and adversely affect our business.

Our revenue depends on demand for AI compute services, which may fluctuate, decline or evolve in ways that reduce demand for our infrastructure.

Our business depends on sustained demand for AI training and inference workloads. Demand for AI infrastructure may fluctuate due to macroeconomic conditions, reductions in venture or enterprise technology spending, changes in AI model development trends, regulatory developments or shifts toward more compute-efficient algorithms or architectures. In addition, AI development may shift toward smaller models, edge processing or specialized hardware environments that reduce demand for large-scale GPU infrastructure. If demand for GPU-based AI compute declines, or if pricing for AI infrastructure services decreases, our revenues, margins and growth prospects could be materially adversely affected.

Concentration of customers, counterparties or ecosystem workloads could expose us to significant revenue volatility.

If a substantial portion of our revenues is derived from a limited number of customers, counterparties or ecosystem-related workloads, the loss, non-renewal or reduction in usage by any such customer or counterparty could materially and adversely affect our business. Large customers or counterparties may have significant negotiating leverage and may seek pricing concessions, more favorable service terms or contractual provisions that increase our operational or financial risk.

We may incur significant capital expenditures and may not achieve expected returns on invested capital.

Our business model requires substantial upfront capital expenditures to purchase GPUs and deploy them in data centers. We may finance these purchases through equity issuances, debt financings, asset-backed structures or other financing arrangements. These financing arrangements may increase dilution, leverage or fixed payment obligations. If utilization rates, pricing levels, payment terms or operational efficiency are lower than anticipated, or if digital asset-denominated revenues decline in value, we may not generate sufficient returns to justify our capital investments, which could materially and adversely affect our financial condition.

Rapid technological change may render our GPU assets obsolete or less competitive.

The AI hardware market evolves rapidly. Newer, more powerful, more energy-efficient or more cost-effective GPUs or alternative compute architectures (including ASICs, TPUs or custom accelerators) may be introduced that significantly outperform the hardware we deploy. If our GPUs become technologically obsolete, less energy efficient or less cost competitive, we may be required to incur substantial capital expenditures to upgrade or replace them sooner than anticipated. In addition, software optimization advances or model architecture changes could reduce reliance on the types of GPUs we deploy, which could reduce utilization and revenue generation.

Risks Related to Our Ordinary Shares and this Offering

Our share price may be volatile and subject to broad market and industry fluctuations.

Stock markets in general, and the markets for digital assets, pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have historically experienced significant volatility. Factors such as inflation, rising interest rates, instability in the global banking sector, and other macroeconomic or geopolitical events can affect stock prices independently of a company’s operating performance. In addition, the trading price of our ordinary shares may be negatively impacted by third parties seeking to profit from a decline in our share price, including short sellers, whose activities could exert downward pressure on the market price. As a result, the market price of our ordinary shares may decline substantially, regardless of our actual financial results or business performance.

Sales of a substantial number of our ordinary shares, including those issued in this offering, could cause the market price of our ordinary shares to decline.

The sale of a substantial number of our ordinary shares in the public market, or the perception that such sales may occur, could cause the market price of our ordinary shares to decline. Although we cannot predict the exact number of ordinary shares that may be sold under this prospectus supplement or the price at which any sales may occur, the issuance and sale of up to $400,000,000 of our ordinary shares pursuant to the Sales Agreement may result in the issuance of 769,230,769 additional shares (based on an assumed offering price of $0.52 per share, the closing price of our ordinary shares on The Nasdaq Capital Market on February 13, 2026). Based on our ordinary shares outstanding as of February 13, 2026, and assuming full issuance of such shares, we would have 792,665,357 ordinary shares outstanding (excluding any shares issuable upon the exercise of our outstanding warrants or stock options and upon vesting of our outstanding restricted share units) following the completion of this offering. A substantial majority of our outstanding ordinary shares are, and all of the ordinary shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless such shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, as of February 13, 2026, there were outstanding (i) warrants to purchase an aggregate of 2,657,617 ordinary shares, (ii) options to purchase an aggregate of 316,111 ordinary shares, and (iii) restricted share units that settle in 5,410 ordinary shares upon vesting. The ordinary shares issuable upon exercise or vesting of such securities may be immediately eligible for resale in the open market. Any such sales, or the perception that such sales could occur, could cause the market price of our ordinary shares to decline and may make it more difficult for us to raise capital in the future.

We may also issue additional ordinary shares, or securities convertible into or exercisable for ordinary shares, in connection with future capital raising transactions, including public or private equity offerings, or as consideration in connection with mergers, acquisitions, strategic investments, joint ventures or other strategic transactions. Any such issuances could be dilutive to existing shareholders, particularly if issued at prices below the then-current market price of our ordinary shares, and could increase the number of shares eligible for resale in the public market. The issuance of additional ordinary shares, or the perception that such issuances may occur, could adversely affect the market price of our ordinary shares and our ability to raise additional capital on favorable terms, or at all.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold through the Sales Agent, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our ordinary shares during the sales period. Because the price per share of each ordinary share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy ordinary shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of ordinary shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for ordinary shares to be sold in this offering. Investors may experience a decline in the value of the ordinary shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You will experience immediate and substantial dilution.

The offering price per ordinary share in this offering may exceed the net tangible book value per ordinary share outstanding prior to this offering. Assuming that an aggregate of $400,000,000 of ordinary shares are sold in this offering at an assumed offering price of $0.52 per share (the closing price of our ordinary shares on The Nasdaq Capital Market on February 13, 2026), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.01 per ordinary share, representing the difference between our pro forma, as adjusted net tangible book value per ordinary share as of September 30, 2025 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including ordinary shares, securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or substantially similar securities. The issuance of these securities may cause further dilution to our shareholders. The exercise of outstanding warrants and stock options and the vesting of our outstanding restricted share units may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

S-9

Because we are a foreign company, there are complex United States taxation rules apply to holders of our ordinary shares if we have too much passive income compared to active income and we are considered a PFIC.

Generally, if, for any taxable year, at least 75% of our gross income is passive income or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income owned by the company, we will be classified as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business.

The TON tokens may be considered active assets if actively managed, including being staked in relation to a validator that is owned and operated by employees of the company. Similarly, the rewards received from such staking activity may be considered active income. However, other staking or yield-generating activities through delegation, staking-as-a-service, or liquidity provision may be treated as giving rise to passive income. If the company manages its activities accordingly, it may be able to avoid characterization as a PFIC.

If we are classified as a PFIC, our U.S. tax-resident shareholders could be liable for additional taxes and interest charges upon certain distributions by us and any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares (and such gain would generally be treated as ordinary income, rather than capital gain, for U.S. federal income tax purposes), whether or not we continue to be a PFIC. In addition, U.S. tax residents who own an interest in a PFIC are required to comply with certain reporting requirements.

A U.S. tax-resident shareholder may in certain circumstances be able to mitigate some of the adverse U.S. federal income tax consequences of us being classified as a PFIC if our ordinary shares qualify as “marketable stock” under the PFIC rules and the shareholder is eligible to make, and successfully makes, a “mark-to-market” election. A U.S. tax-resident shareholder could also mitigate some of the adverse U.S. federal income tax consequences by making a qualified electing fund election, provided that we provide the information necessary for our U.S. tax-resident shareholders to make such an election, but we are not required to make this information available. See “Tax Consideration” beginning on page 34 of the accompanying base prospectus for additional information.

We may allocate our cash and cash equivalents, including the net proceeds from this offering, in ways that you and other shareholders may not approve.

Our management has broad discretion in the application of our cash and cash equivalents, including the net proceeds from this offering. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents in ways that ultimately increase the value of your investment. We expect to use our cash and cash equivalents for capital expenditures to support the development, training and operation of Cocoon AI (including the purchase of servers, GPUs and related infrastructure), and to pursue potential strategic transactions, including the acquisition of, or investment in, technologies, products or businesses that are complementary to our strategic objectives, as part of our growth strategy, as well as for working capital and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash and cash equivalents in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply our cash and cash equivalents, including the net proceeds from this offering, in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our ordinary share price to decline.

Because there are no current plans to pay cash dividends on our ordinary shares for the foreseeable future, you may not receive any return on investment unless you sell our ordinary shares for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our ordinary shares unless you sell your ordinary shares for a price greater than that which you paid for it.

S-10

USE OF PROCEEDS

We may issue and sell our ordinary shares having aggregate sales proceeds of up to $400,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions, expenses and proceeds to us, if any, are not determinable at this time but any sales hereunder will be reported in our periodic reports.

We anticipate using the net proceeds from this offering for capital expenditures to support the development, training and operation of Cocoon AI (including the purchase of servers, GPUs and related infrastructure), and to pursue potential strategic transactions, including the acquisition of, or investment in, technologies, products or businesses that are complementary to our strategic objectives, as part of our growth strategy. We currently have no commitments with respect to any such acquisitions or investments. We also plan to use any remaining proceeds we receive for working capital and other general corporate purposes. Other corporate purposes include amounts required to pay for continuing product development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.

Pending use of the proceeds as described above, we intend to invest most of the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

The amounts and timing of our use of the net proceeds will depend on a number of factors, including our operational and capital requirements, market conditions, the pace of development and scaling of Cocoon AI, the availability of infrastructure resources, and the timing and extent of potential strategic transactions, including the acquisition of, or investment in, technologies, products or businesses that are complementary to our strategic objectives. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change, and we may apply the net proceeds of this offering in ways that differ from our current expectations.

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DIVIDEND POLICY

We may declare dividends on our ordinary shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the BVI Business Companies Act (RE 2020) as amended, which permits the distribution of dividends as the board may authorize and declare a dividend to shareholders at such time and of such an amount as the board think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due only. Under our Memorandum and Articles of Association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See the sections titled “Description of Securities” and “Tax Considerations” in the accompanying base prospectus for additional information.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and our capitalization, as of September 30, 2025, as follows:

•	on an actual basis;

•	on a pro forma basis to give effect to the sale and issuance by us of 5,230,000 ordinary shares at a purchase price of $1.00 per share and pre-funded warrants to purchase up to 9,770,000 ordinary shares at a purchase price of $0.9999 per pre-funded warrant for net proceeds of approximately $13.6 million in our Registered Direct Offering; and

•	on a pro forma, as adjusted basis to give effect to the sale by us of our ordinary shares during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $400,000,000 at an assumed offering price of $0.52 per share, the closing price of our ordinary shares on The Nasdaq Capital Market on February 13, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us.

You should consider this table in conjunction with “Use of Proceeds” above, as well as our “Management’s Discussion and Analysis” or “Operating and Financial Review and Prospectus” (as applicable) and our consolidated audited and unaudited financial statements and the notes to those financial statements incorporated by reference into this prospectus. Except for share and per share amounts, the figures reflected in the table below are represented in the thousands.

	As of September 30, 2025
	Actual	Pro Forma	Pro Forma, As Adjusted
Cash and cash equivalents	$183	$13,787	$401,437
Shareholders’ equity:
Capital stock	241,592	256,592	644,242
Stock option reserve	24,564	24,564	24,564
Accumulated deficit	(256,595)	(256,595)	(256,595)
Accumulated other comprehensive income	26	26	26
Total shareholders’ equity	9,587	24,587	412,237
Total capitalization	$9,587	$24,587	$412,237

The information above is based on 5,738,902 ordinary shares outstanding as of September 30, 2025, and excludes as of such date (unless otherwise indicated), the following:

●	323,686 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $45.26 per share;

●	633,931 ordinary shares issuable upon the exercise of outstanding pre-funded warrants;

●	322,856 ordinary shares issuable upon the exercise of outstanding share options under our 2021 Equity Incentive Plan, with a weighted average exercise price of $45.32 per share; and

●	5,410 ordinary shares issuable upon the vesting of outstanding restricted share units under our 2021 Equity Incentive Plan.

S-13

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ordinary share and the pro forma, as adjusted net tangible book value per share after giving effect to the pro forma adjustments described below and this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of our outstanding ordinary shares. Dilution represents the difference between the portion of the amount per ordinary share paid by purchasers of securities in this offering and the pro forma, as adjusted net tangible book value per ordinary share immediately after giving effect to pro forma adjustments described below and this offering. Our net tangible book value as of September 30, 2025 was approximately $0.3 million, or $0.04 per ordinary share.

Our pro forma net tangible book value as of September 30, 2025 was $13.9 million, or $0.67 per ordinary share. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to the sale and issuance by us of 5,230,000 ordinary shares and pre-funded warrants to purchase 9,770,000 shares (including the full exercise of such pre-funded warrants) for net proceeds of approximately $13.6 million in our Registered Direct Offering. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of our outstanding ordinary shares as of September 30, 2025 after giving effect to the pro forma adjustments described above.

After giving effect to (i) the pro forma adjustments described above and (ii) the sale of our ordinary shares during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $400,000,000 at an assumed offering price of $0.52 per share, the closing price of our ordinary shares on The Nasdaq Capital Market on February 13, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, we would have had a pro forma, as adjusted net tangible book value as of September 30, 2025 of approximately $401.5 million, or $0.51 per ordinary share. This represents an immediate decrease in the net tangible book value of $(0.16) per share to our existing shareholders and an immediate dilution in net tangible book value of $0.01 per share to the investors in this offering.

The following table illustrates this per share dilution based on ordinary shares outstanding as of September 30, 2025:

Assumed offering price per ordinary share		$0.52
Net tangible book value per share as of September 30, 2025	$0.04
Increase per share attributable to the pro forma adjustments	$0.63
Pro forma net tangible book value per share as of September 30, 2025	$0.67
Decrease in pro forma net tangible book value per share attributable to this offering	$(0.16)
Pro forma, as adjusted net tangible book value per share as of September 30, 2025		$0.51
Dilution per share to new investors participating in this offering		$0.01

The above discussion and table are based on 5,738,902 ordinary shares outstanding as of September 30, 2025 and exclude, as of such date, the following:

●	957,617 ordinary shares issuable upon the exercise of outstanding warrants;

●	322,856 ordinary shares issuable upon the exercise of outstanding stock options under our 2021 Equity Incentive Plan; and

●	5,410 ordinary shares issuable upon the vesting of outstanding restricted share units under our 2021 Equity Incentive Plan.

To the extent that any of these warrants or share options are exercised, restricted share units vest, new options are issued under our equity incentive plan and subsequently exercised or we issue additional ordinary shares or securities convertible and exercisable into ordinary shares in the future, there will be further dilution to investors participating in this offering.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering our ordinary shares in this offering. See the section titled “Description of the Ordinary Shares We May Offer” in the accompanying base prospectus for information regarding our ordinary shares.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent under which it may issue and sell from time to time up to $400,000,000 of our ordinary shares through the Sales Agent, acting as our agent, or directly to the Sales Agent, acting as principal. We will file a copy of the Sales Agreement as an exhibit to a report on Form 6-K filed in connection with this offering.

Upon delivery of a placement notice, the Sales Agent receiving the notice may offer and sell our ordinary shares, subject to the terms and conditions of the Sales Agreement, by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our ordinary shares, or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct the Sales Agent not to sell ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of ordinary shares being made to or through the Sales Agent under the Sales Agreement at any time.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of our ordinary shares of up to 3.0% of the gross sales price per share of all ordinary shares sold through it as Sales Agent under the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000 in connection with the execution and filing of the Sales Agreement, in addition to the reimbursement of up to $5,000 per representation date for the fees of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $350,000.

Settlement for ordinary shares will occur on the first trading day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to it will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate automatically upon the sale of all ordinary shares subject to the Sales Agreement or as otherwise permitted therein. We or the Sales Agent may terminate the Sales Agreement at any time upon written notice to the other party.

Upon termination of the Sales Agreement with the Sales Agent, any portion of the $400,000,000 included in this prospectus supplement that is not sold or included in an active placement notice pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no ordinary shares are sold under the Sales Agreement, the full $400,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

Our ordinary shares trade on The Nasdaq Capital Market under the trading symbol “ATON.” The transfer agent and registrar for our ordinary shares is TSX Trust Company.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement. The Sales Agent and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees.  In January 2026, Wainwright acted as the exclusive placement agent for our Registered Direct Offering and was paid customary compensation in connection therewith. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade our debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-16

LEGAL MATTERS

The validity of the ordinary shares offered hereby on our behalf and certain other matters of British Virgin Islands law will be passed upon for us by Forbes Hare LLP. Certain matters of U.S. federal law will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2025, and for the year then ended, incorporated by reference in this prospectus supplement have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2024, and for the two years then ended, incorporated by reference in this prospectus supplement have been audited by Marcum LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

S-17

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus supplement and the accompanying base prospectus are a part, under the Securities Act, to register the securities offered by this prospectus supplement. However, this prospectus supplement and the accompanying base prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are generally exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements. Our officers, directors, and principal shareholders who are not officers or directors continue to be exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act with respect to their purchase and sale of our ordinary shares. Effective March 18, 2026, our officers and directors will be required to comply with the reporting obligations under Section 16(a) of the Exchange Act, including the filing of reports on Forms 3, 4, and 5 disclosing their beneficial ownership of, and transactions in, our ordinary shares. In addition, as a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our ordinary shares trade on The Nasdaq Capital Market under the symbol “ATON.” Our SEC filings, including the registration statement of which this prospectus supplement forms a part, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at www.alphatoncapital.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

S-18

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a) or 15(d) of the Exchange Act after initial filing of the registration statement that contains the prospectus and prior to the time that we sell all the securities offered by this prospectus supplement:

●	Our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 25, 2025;

●	Our Reports on Form 6-K, filed with the SEC on April 28, 2025, May 29, 2025, June 9, 2025, June 25, 2025, June 27, 2025, July 25, 2025, September 3, 2025, September 4, 2025, September 23, 2025 (as amended by the Form 6-K/A filed on October 9, 2025), September 25, 2025, October 22, 2025, October 23, 2025, November 21, 2025, November 26, 2025, December 23, 2025, December 31, 2025, December 31, 2025, January 9, 2026, January 13, 2026 (as amended by the Form 6-K/A filed on January 21, 2026), January 15, 2026, January 28, 2026, February 6, 2026 and February 10, 2026;

●	with respect to each offering of the ordinary shares under this prospectus supplement and the accompanying base prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus supplement and the accompanying base prospectus; and

●	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

Our filings with the SEC, including annual reports on Form 20-F and reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

AlphaTON Capital Corp

1111B S Governors Ave Ste 25907

Dover, Delaware 19904

Attention: Chief Financial Officer

(302) 219-5556

S-19

Prospectus

US$420,690,000

Ordinary Shares

Debt Securities

Warrants

Units

________________

We may offer, issue and sell from time to time up to US$420,690,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of any combination of our ordinary shares, debt securities and warrants and a combination of such securities, separately or as units, (collectively, the “securities”), in one or more offerings.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained or incorporated by reference in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement.

Our ordinary shares trade on The Nasdaq Capital Market under the ticker symbol “ATON”. On December 2, 2025, the last reported sale price per share of our ordinary shares was $1.6603. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

________________

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND, IF APPLICABLE, ANY RISK FACTORS DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN OUR U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) FILINGS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________

The date of this prospectus is December 11, 2025.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to US$420,690,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find More Information.”

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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MARKET PRICE INFORMATION

Our ordinary shares are currently listed on Nasdaq under the symbol “ATON.” On December 2, 2025, the closing price of our ordinary shares was US$1.6603 per share. The market price of ordinary shares could vary at any time.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

We will take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•	current and future economic and political conditions;

•	the risk that we may not secure additional financing or digital assets;

•	relevant government policies and regulations relating to our industry;

•	the uncertainty of our investment in TON and other digital assets;

•	the uncertainty around our immune-oncology business;

•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•	risks related to Telegram’s platform and ecosystem;

•	risks related to not being able to fully realize the anticipated benefits of our recent financing transactions;

•	our ability to service and repay our debt obligations;

•	risks from specific restrictions on our operations from our credit facility and other commercial agreements;

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements; and

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•	other matters described in the section titled “Item 3.D. – Risk Factors” in our most recent annual report on Form 20-F for the year ended March 31, 2025, filed with the SEC on July 25, 2025, and in our Form 6-Ks filed with the SEC, which are incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

4

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page 8 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

The Company

We have two primary lines of business. On September 2, 2025, we entered into a private placement of securities, which closed on September 25, 2025 (the “Private Placement”), of approximately $36.2 million in gross proceeds to be able to enter into the digital asset industry with a focus on The Open Network (TON) token, “Toncoin” or “TON token”. Since 2019, we have been engaged in researching and developing immune oncology treatments.

Digital Asset Business

Our entry into the digital asset industry seeks to capitalize on the current change in regulation relating to, and the growing investor and consumer appetite for, digital assets; in particular, TON. We believe there is a current unique opportunity to invest in TON token by means of direct acquisition and long-term holding as a core treasury asset. This opportunity is founded on the increasing adoption of decentralized networks, the technological advancements underlying TON, and the expanding use cases for blockchain-based assets.

TON token is an especially compelling digital asset because it is currently the exclusive blockchain partner for the Telegram app, which is one of the top 10 most popular apps globally, hosting over 1 billion monthly active users. This partnership positions TON at the center of a vast and active user base, providing significant potential for ecosystem growth, adoption, and utility. The scalable architecture of TON, combined with its active developer community and integration with a major global platform like Telegram, enhances its prospects for broad adoption and long-term value creation.

Our objective through holding TON token is to provide shareholders with exposure to the potential appreciation of TON token and to participate in the development of the TON ecosystem. To achieve this, our general strategy for deploying our working capital is to immediately allocate 99% of our net cash proceeds from the Private Placement to the purchase of TON token (other than the $4 million allocated to our immune-oncology business), with the remaining 1% reserved for operational expenses and liquidity needs. We will acquire TON token through transactions on digital asset exchanges and through over-the-counter (OTC) arrangements, and direct purchases from qualified sellers, as appropriate. Our initial capital will be deployed upon availability, ensuring prompt exposure to TON token. Notwithstanding our objective, our acquisition of TON token may be influenced by market liquidity, regulatory considerations, or operational factors. We may also maintain a small portion of our capital in cash or cash equivalents to manage ongoing operational expenses.

In addition to our initial deployment, we plan to continue to raise funds to grow our treasury through private investment in public equity (PIPE) transactions, at-the-market (ATM) offerings, public offerings and other financings. These ongoing capital-raising efforts will support the continued accumulation of TON token as part of our yield-bearing treasury strategy.

For the TON token that we acquire, we will design and use liquidity management strategies for our cryptocurrency holdings, including staking protocols and yield optimization, as applicable. We intend to design and implement diversified digital asset portfolio allocation models as prudent in relation to our TON holdings so that we can manage risk and respond to evolving market conditions. We will conduct a regular review of emerging decentralized finance (“DeFi”) protocols and yield-generating opportunities for TON with institutional safeguards so as to enhance returns while maintaining appropriate risk controls and compliance with applicable regulations.

From the Private Placement, we acquired our first significant treasury tranche of approximately $30 million of TON and USD1 as of the closing of the Private Placement.

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Immune-Oncology Treatment Research and Development

In our immune-oncology activities, we have been seeking to advance treatments that we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers.

We attempt to source and develop early-to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost- effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development focuses on product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales.

At this time, we have limited capital to fund our immune-oncology business activities. We have been exploring different funding alternatives. We expect to utilize approximately $4 million of the net proceeds of the Private Placement for our immune-oncology business. However, there is no assurance that there will be sufficient capital available for our immune-oncology activities, or available on satisfactory terms, to enable us to continue our immune-oncology business.

We are also exploring strategic alternatives for our immune-oncology business activities, which may include finding a partner for one or more of our assets, a sale of all or a portion of our immune-oncology assets, a sale of some of our research subsidiaries, corporate restructurings both in and out of court for all or some of our research subsidiaries, further financing efforts directed specifically for the immune-oncology business or other strategic actions.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see the section entitled “Where You Can Find More Information.” More information about us is also available through our website at www.alphatoncapital.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding ordinary shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See the section titled “Item 3.D. Key Information—Risk Factors—Risks Related to Ownership of Our Shares” in our most recent annual report on Form 20-F for the year ended March 31, 2025, filed with the SEC on July 25, 2025, incorporated herein by reference.

Corporate Information

We were originally incorporated in Ontario, Canada in 1973. We were inactive until 1985. Then, between 1986 and 2012, we were engaged in variety of businesses. Between 1986 to 2012, we went through several name changes ending with “Bontan Corporation Inc.” In December 2012, we decided to change the focus of our business activities and, in 2013, we began our business focus within the biotechnology sector. On June 4, 2013, we acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares. On July 5, 2013, we changed our name to “Portage Biotech Inc.” and moved our jurisdiction from Ontario, Canada, to the British Virgin Islands under a certificate of continuance issued by the Registrar of Corporate Affairs of the British Virgin Islands (“BVI”). Pursuant to our Amended and Restated Memorandum and Articles of Association (our “Charter”), we are a company limited by shares (company number 1784969), as described in our Charter. On August 11, 2025, we changed our name to “AlphaTON Capital Corp” in connection with our change of focus of our business activities to digital assets. On February 25, 2021, our ordinary shares began trading on the Nasdaq Capital Market under the symbol “PRTG” and, since September 4, 2025, have been trading under the symbol “ATON.”

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We are a BVI business company limited by shares with our registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Our United States agent is Brittany Kaiser, the Chief Executive Officer, whose business address is 1111B S Governors Ave Ste 25907, Dover, Delaware 19904. We currently are a foreign private issuer under the SEC rules. Our telephone number is (302) 219-5556. Our website address is www.alphatoncapital.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

Conventions that Apply to this Prospectus

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

•	“$,” “dollars,” “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States.

•	“BVI Act” are to the BVI Business Companies Act, 2004 (as amended);

•	“BVI” are to the British Virgin Islands;

•	“Company,” “AlphaTON,” “AlphaTON Capital” “we”, “us”, or “our,” are to AlphaTON Capital Corp, a British Virgin Islands company, and to describing our consolidated financial information;

•	“Memorandum and Articles” or “Charter” are to the current Memorandum and Articles of Association of AlpaTON Capital Corp; and

•	“Ordinary Shares” are to the Ordinary Shares of AlphaTON Capital Corp, with no par value.

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in the section titled “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, acquisitions of new technologies, products or businesses, and investments. We may also use a portion of the net proceeds from the sale of securities under this prospectus and any applicable prospectus supplement to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

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DIVIDEND POLICY

We may declare dividends on our ordinary shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the BVI Act, which permits the distribution of dividends as the board may authorize and declare a dividend to shareholders at such time and of such an amount as the board think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due only. Under our Memorandum and Articles of Association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See the sections titled “Description of Securities” and “Tax Considerations” for additional information.

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DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

The following description of our ordinary shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our Charter, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act (Revised Edition 2020), as amended (the “BVI Act”).

Share Capital

Pursuant to our Charter, we are authorized to issue an unlimited number of ordinary shares of no-par value. As of December 2, 2025, there were 8,187,488 ordinary shares outstanding. As of December 2, 2025, more than 10% of the outstanding shares were issued in exchange for certain cryptocurrency.

Meetings of shareholders

If our shareholders want us to hold a meeting of shareholders of the company, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, this 10% threshold may only be increased to a maximum of 30% and any such increase would require an amendment to the Charter.

Subject to our Charter, a meeting of shareholders of the company will be called by not less than ten days' written notice and no more than 60 days’ notice. Notice of every meeting of shareholders may be delivered electronically and will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy two or more shareholders entitled to vote at the meeting.

The directors may decide to hold a meeting of shareholders as a physical meeting or a virtual meeting or a hybrid meeting as set out in more detail in the Charter.

Voting rights

Holders of our ordinary shares have identical rights, including dividend and liquidation rights, except as otherwise expressly provided in our Charter or required by applicable law. On any matter that is submitted to a vote of our shareholders, holders of our ordinary shares are entitled to one vote per ordinary share.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, TSX Trust Company, which enters the names of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. In the case of a tie vote at a meeting of shareholders, the chairman shall be entitled to a second or casting vote.

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No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting by a majority vote.

Protection of minority shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the BVI Act or the constituent documents of the corporation, our Charter. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the Charter. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI Act or the provisions of the company's Charter, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the U.S.

Pre-emption rights

British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law, save to the extent they are expressly provided for in the Charter. There are no pre-emption rights applicable to the issuance of new shares by us under either British Virgin Islands law generally or our Charter more specifically.

Modification of rights

As permitted by British Virgin Islands law, and our Charter, we may vary the rights attached to our ordinary shares.

Transfer of shares

Subject to any applicable restrictions set forth in our Charter, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve. Shares may be held electronically and transferred electronically.

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The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine. If the directors were to refuse (or suspend) a transfer, then the directors should provide the transferor and transferee with a notice providing their reasons for the suspension. The directors may refuse or delay the registration of a transfer of shares if the transferor has failed to pay amount due in respect of those shares.

Changes in authorized ordinary shares

By resolution of our directors we may (i) consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares; (ii) sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; or (iii) create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Dividends

Subject to the BVI Act and our Charter, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the 'solvency test'. A company will satisfy the solvency test if (i) the value of the company's assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company's failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

Share repurchases

As permitted by the BVI Act and our Charter, shares may be repurchased, redeemed or otherwise acquired by us provided that, immediately following the repurchase or redemption, we are satisfied we will pass the aforementioned solvency test.

We will require member consent before any share can be purchased, redeemed or otherwise acquired by us, save where such redemption is pursuant to certain statutory provisions, such as pursuant to section 179 of the BVI Act (redemption of minority shares) which allows for the holders of 90% or more of the votes to instruct the company to redeem the shares of the company held by the remaining shareholders.

Liquidation rights

As permitted by British Virgin Islands law and our Charter, a voluntary liquidator may be appointed under Part XII of the BVI Act if we satisfy the solvency test (as aforementioned save that it is satisfied if assets equal or exceed liabilities).

Board of directors

We are managed by a board of directors, which consisted of five directors at December 3, 2025. Our Charter provides that the board of directors may be established by the board of directors up to a maximum of 15 members.

Our shareholders may, pursuant to our Charter, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution of shareholders at any time remove any director before the expiration of his or her period of office with or without cause, and may, pursuant to our Charter, elect another person in his or her stead. Subject to our Charter, the directors will have power at any time and from time to time to appoint any person to be a director, either as an addition to the existing directors or to fill a vacancy as long as the total number of directors (exclusive of alternate directors) does not at any time exceed the maximum number fixed by or in accordance with our Charter (if any) and one third times the number of directors to have been elected at the last annual meeting of shareholders. Our Charter does not permit directors to appoint alternate directors.

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There are no share ownership qualifications for directors, unless otherwise decided by a resolution of shareholders. Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

Unless the quorum has been otherwise fixed by the board, a meeting of our board of directors will be competent to make lawful and binding decisions if a majority of the directors are present or represented. Unless there are only two directors, in which case, the quorum shall be two. At any meeting of our directors, each director present is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors' present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall not have a second or deciding vote. Our board of directors may also pass written resolutions without a meeting by a majority vote.

The remuneration to be paid to the directors shall be such remuneration as the directors or shareholders shall determine through a resolution.

Issuance of additional ordinary shares

Our Charter authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Charter authorizes our board of directors from time to time to issue ordinary shares to the extent permitted by the BVI Act.

Changes in authorized shares

We are authorized to issue unlimited number of ordinary shares without par value, which will be subject to the same provisions with reference to the payment of calls, liens, transfers, transmissions, forfeitures and otherwise as the shares in issue. By resolution of directors we may:

•	consolidate and divide all or any of our unissued authorized shares into shares of a larger amount than our existing shares;

•	sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; and

•	by resolution of shareholders we may create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Inspection of books and records

Under British Virgin Islands law holders of our ordinary shares will be entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Charter; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our Charter, our board of directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

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Conflicts of interest

Pursuant to the BVI Act and the company's Charter, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

•	vote on a matter relating to the transaction;

•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•	sign a document on behalf of the company or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money laundering laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscribe for our ordinary shares. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (Revised Edition 2020) as amended. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Duties of directors

British Virgin Islands law provides that every director of the company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

Anti-takeover provisions

The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals.

Voting rights and quorum requirements

Under British Virgin Islands law, the voting rights of shareholders are regulated by the company's Charter and, in certain circumstances, the BVI Act. The articles of association will govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast. Under the Charter, a resolution of shareholders requires a majority vote of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

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Mergers and similar arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution approved, at a duly convened and constituted meeting of the shareholders of the Company, by the affirmative vote of a majority of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of amended association and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Shareholder suits

We are not aware of any reported class action or derivative action having been brought against the company in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters and whether an alternative remedy to the derivative claim is available.

A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate governance

British Virgin Islands laws do not restrict transactions between a company and its directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.

Indemnification

British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Charter provides for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Staggered board of directors

The BVI Act does not contain statutory provisions that require staggered board arrangements for a British Virgin Islands company and our Charter does not provide for a staggered board.

Differences in Corporate Law

The BVI Act differs from laws generally applicable to United States corporations and their shareholders. Set forth below is a brief summary of significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the United States. The discussion of the variations does not cover any requirements of a stock exchange, trading medium or any applicable securities laws.

Protection for Minority Shareholders.

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interest of minority shareholders may be declared null and void. See above for a discussion of the BVI Act provision relating to the protection of minority shareholders. The availability and interpretation of minority shareholder rights under British Virgin Islands law may differ from the position in the United States, even in relation to laws which may appear to be analogous. Similarly, the exercise and enforcement of such rights may involve seeking remedies under foreign law before a court or tribunal outside the United States, where the procedure and outcome may differ from what might apply or eventuate in a court in the United States.

The BVI Act also provides that shareholders of the company owning 90% of the votes entitled to be voted may cause the company to redeem the shares held by the remaining shareholders.

Powers of Directors.

The powers of directors under most US jurisdictions is similar to that of the BVI Act. Generally, the sale of the significant asset or combination of assets of a company requires the approval of the shareholders of a United States company. The directors of a British Virgin Islands company, subject in certain cases to the approval of the court (which will generally require shareholder approval), may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, if the board determines such transaction to be in the best interests of the company, its creditors, or its shareholders, with the exception that shareholder approval may be required for any sale, transfer, lease exchange or other disposition of more than 50% in value of the assets of the company other than in the usual or regular course of business of the company. The BVI Act, however, provides that the memorandum and articles of a company may exclude application of the above shareholder approval requirement for the disposition of 50% or more of the assets as set forth in Section 175 of the BVI Act. Our Charter incorporates the exclusion; therefore our directors may act to sell or otherwise dispose of any or all the assets of the company without restriction and without complying with section 175 of the BVI Act.

Although our Charter excludes the possibility of alternate directors, under the BVI Act, subject to the Charter any director of the company may in writing appoint another person, who need not be a director, to be his alternate, provided such person has consented in writing to be an alternate director. An alternate director has the same rights as the appointing director in relation to any director's meeting and any written resolution circulated for written consent. Every such alternate director shall therefore be entitled to attend meetings in the absence of the director who appointed him and to vote in the place of the director and sign written consents. Where the alternate is a director he shall be entitled to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time in writing revoke the appointment of an alternate appointed by him. An alternate director may not be an officer of the company. The remuneration of an alternate director shall be payable out of the remuneration of the director appointing him and the proportion thereof shall be agreed between them. United States corporate laws does not provide for alternate directors.

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Conflict of Interests.

Similar to the laws of most United States jurisdictions, under the BVI Act when a director becomes aware of the fact that he has an interest in a transaction which the company is to enter into, he must disclose it to the board. With sufficient disclosure of the interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction. If there is required disclosure by a director, which is not made, then the transaction is voidable by the company, unless the transaction is one that is an ordinary course transaction of the company.

Written Consent and Cumulative Voting.

Similar to the laws of most U.S. jurisdictions, under the British Virgin Islands law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting.

Under corporate law in United States jurisdictions, the certificate of incorporation may provide for cumulative voting in an election of directors. The BVI Act does not make a specific reference to cumulative voting, and our current Charter has no provisions authorizing cumulative voting.

Independent Directors.

Similar to corporate law in Untied States jurisdictions, there is no requirement for a majority, or for that matter any, of the directors of the company to be independent under British Virgin Islands law. The regulations of a securities exchange on which securities of a company are listed often require independent directors.

Forfeiture of Shares.

Although we intend to only sell our shares upon receipt of the full purchase price, if shares are not fully paid, then under our Charter and the BVI Act any shares that are not fully paid are subject to forfeiture. The company has the right to demand full payment at any time, upon notice served on the shareholder stating the time and amount due, and advising the shareholder that if the payment is not made then the shares will be forfeited and cancelled. Any funds paid in respect of shares which are subsequently forfeited is non-refundable. Under United States corporate law, shares are usually required to be paid in full at the time of issuance.

Redemption and Treasury Shares.

Similar to the law of United States jurisdictions, a BVI company may purchase, redeem or otherwise acquire and hold its own shares in treasury or cancel them in such manner and upon such other terms as the directors may agree with the relevant shareholder(s). Also, similar to the law of Untied States jurisdictions, we may redeem our shares only with the consent of the shareholders whose shares are to be redeemed. The consent from the shareholders is not needed under the circumstances of the compulsory redemption, at the request of the shareholders holding 90% of the votes of the outstanding shares entitled to vote, of the remaining issued shares. Under the law of United States jurisdictions, shareholders with less than 10% (and in some cases 5%) of the outstanding shares may be forced to sell their shares to the company, upon a decision only of the board of directors.

Takeover Provisions.

The BVI Act does not provide anti-takeover measures, similar to some jurisdictions in the United States. Generally, our Charter does not introduce anti-takeover measures. For example, we have shareholder action permitted by written consent, directors may be removed with or without cause, and we do not have staggered board appointments. While we do not have any other class of equity authorized, which could have anti-takeover effect, we do have unlimited ordinary shares and could use them for an anti-takeover plan or action, such as a poison pill plan, which would have to be in place before a takeover offer is in contemplation, as, if not, the directors might be seen as exercising their powers for an improper purpose in trying to introduce such a measure.

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Notwithstanding the foregoing, the company could consider and adopt anti-takeover measures. Some of these require an amendment to our Charter, which would have to be approved by way of director and/or shareholder resolutions.

Shareholder's Access to Corporate Records.

Similar to the corporate laws in the United States, a shareholder is entitled, on giving written notice to the company, to inspect the company's (i) memorandum and articles of association; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which he is a member. A shareholder is also entitled to copies of the records. Notwithstanding the foregoing, the directors may limit access to company records it is contrary to the company interests. However, where a shareholder is denied access to the company records, the shareholder may apply to the courts for an order to permit access and copying. In some jurisdictions in the United States, there has been limitations imposed on the scope of access to corporate records, and generally access is only for a legitimate purpose related to the position of being a shareholder.

Indemnification.

Similar to the corporate law in the United States, British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Charter provides for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability.

Mergers and Similar Arrangements.

The BVI Act provides for the merger and other combination arrangements for companies. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on a merger or consolidation even if he has a financial interest in the plan of merger of consolidation, in order for the resolution to be valid and the transaction not voidable, the interest must have been disclosed to the board forthwith upon him becoming aware of such interest. The transaction will not be voidable if the shareholders approve it.

Shareholders not otherwise entitled to vote on a merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive cash, debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

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After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissenter rights is entitled to payment of the fair value of their shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to represent fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and the shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Shareholders' Suits.

Similar to the corporate laws in the United States, the BVI Act permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available under British Virgin Islands law may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The British Virgin Islands does not have provision for "class actions." It does however provide for "representative action", whereby a representative may be appointed to represent parties with the same interest. In such cases those parties will typically be bound by any decision in the proceedings. The BVI Act specifically provides for the process by which a claim may be brought "derivatively" on behalf of a company by one of its shareholders. Importantly, proceedings may not be brought by a shareholder without leave of the court. The courts of the British Virgin Islands may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the British Virgin Islands must take into account (i) whether the shareholder is acting in good faith. (ii) whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters. (iii) whether the proceedings are likely to succeed. (iv) the costs of the proceedings in relation to the relief likely to be obtained. and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the British Virgin Islands is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

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Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act (Revised Edition 2020) as amended for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Anti-Takeover Effect of Authorized but Unissued Ordinary Shares

The BVI Act does not require shareholder approval for any issuance of our ordinary shares. The ordinary shares that may be issued under our Charter may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved ordinary shares may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their ordinary shares at prices higher than prevailing market prices.

The BVI Act does not make a specific reference to cumulative voting, and our current Charter has no provisions authorizing cumulative voting.

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DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of the warrants, and the price at which we will issue such warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any material U.S. federal income tax or foreign tax considerations applicable to the warrants;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any

•	the anti-dilution provisions of the warrants, if any;

•	any redemption, put or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $420,690,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $420,690,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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•	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	any addition to or change in the covenants described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

•	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into ordinary shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

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Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

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Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

•	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

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Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

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DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	the material U.S. federal income tax considerations applicable to the units;

•	any material provisions of the governing unit agreement that differ from those described herein; and

•	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer,” will apply to each unit and to any ordinary shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of AlphaTON Capital, the trustees, the warrant agents, the unit agents or any other agent of AlphaTON Capital, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best effort basis for the period of its appointment.

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Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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EXPENSES RELATED TO THE OFFERING

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

SEC Registration Fee	US$	58,097.29
FINRA Filing Fee		63,603.50
Accounting Fees and Expenses(1)
Legal Fees and Expenses(1)
Financial Printing and Miscellaneous Expenses(1)
Total(1)	US$

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our Ordinary Shares. Each holder or a prospective holder of our Ordinary Shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences of the ownership and disposition of our Ordinary Shares. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our Ordinary Shares as a capital asset within the meaning of Section 1221 of the Code. The United States Internal Revenue Service (the “IRS”), may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of ownership or disposition of our Ordinary Shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our Ordinary Shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or non-United States law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, non-United States and United States federal estate and gift tax consequences of the ownership and disposition of our Ordinary Shares. In addition, this summary does not take into account any special United States federal income tax rules that may apply to a particular holder of our Ordinary Shares, including, without limitation, the following:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution or a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that holds our Ordinary Shares in a hedging transaction or as part of a straddle or a conversion transaction;

•	a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

•	a person liable for alternative minimum tax;

•	a person that owns, or is treated as owning, 10% or more, by voting power or value, of our Ordinary Shares;

•	certain former U.S. citizens and residents who have expatriated; or

•	a person who receives our Ordinary Shares pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a “U.S. Holder” if you are a beneficial owner of our Ordinary Shares who or which is:

•	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

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•	a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our Ordinary Shares, you should consult your tax advisor.

Distributions

In general, subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to our Ordinary Shares will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Unless we maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that any distribution will generally be treated as a dividend for U.S. federal income tax purposes. Any dividends from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations. For U.S. foreign tax credit purposes, dividends received on our Ordinary Shares by a U.S. Holder will generally be treated as income from sources outside the United States and will generally constitute “passive category income.” A portion of such dividends, however, will be treated as U.S. source income, subject to certain exceptions, in proportion to our U.S. source earnings and profits if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of our Ordinary Shares.

U.S. Holders that are individuals and certain other non-corporate U.S. Holders will be subject to tax on dividend income from a “qualified foreign corporation” at preferential rates of taxation provided that certain holding period and other requirements are met. For this purpose, a foreign corporation (other than a corporation that is classified as a PFIC (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Our Ordinary Shares are listed on Nasdaq, which is an established securities market in the United States, and are expected to be readily tradable. Thus, we expect that dividends paid on our Ordinary Shares will meet the conditions above required for the preferential tax rates, provided we are not a PFIC in the year such dividend is paid or the preceding taxable year.

Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our Ordinary Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Ordinary Shares. As discussed above, a U.S. Holder’s initial tax basis in our Ordinary Shares will generally equal the fair market value on the distribution date of such shares. Such gain or loss will be a long-term capital gain or loss if our Ordinary Shares have been held for more than one year and will be a short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to related companies, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets. We believe that we were a PFIC for the fiscal year ended March 31, 2018 and that we were a PFIC for the fiscal year ended March 31, 2025. We may have been a PFIC in other years and we may be a PFIC in the future.

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If we are a PFIC for any fiscal year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our Ordinary Shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying “deemed sale” election with respect to the Ordinary Shares. If such an election is made, the U.S. Holder will be deemed to have sold the Ordinary Shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition of our Ordinary Shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such Ordinary Shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our Ordinary Shares exceeds 125% of the average of the annual distributions on such Ordinary Shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our Ordinary Shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our Ordinary Shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our Ordinary Shares would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the Ordinary Shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. However, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the Ordinary Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the Ordinary Shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

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Alternatively, a U.S. Holder of stock in a PFIC may make a so-called “Qualified Electing Fund” election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our Ordinary Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for prior fiscal years for those U.S. Holders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our Ordinary Shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the ownership and disposition of our Ordinary Shares, the consequences if we are or become a PFIC, any elections available with respect to our Ordinary Shares, and the IRS information reporting obligations with respect to the ownership and disposition of our Ordinary Shares.

Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of Ordinary Shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a “Non-U.S. Holder.”

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our Ordinary Shares unless:

•	you conduct a trade or business in the United States; and

•	the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our Ordinary Shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

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If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our Ordinary Shares unless:

•	your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our Ordinary Shares, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

If you meet one of tests above, you generally will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our Ordinary Shares that are made in the United States or by a United States related financial intermediary may be subject to United States information reporting rules. In addition, U.S. Holders may be subject to United States federal backup withholding tax. U.S. Holders will not be subject to backup withholding provided that:

•	you are a corporation or other exempt recipient; or

•	you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

British Virgin Islands Tax Considerations

Under the law of the British Virgin Islands as currently in effect, a holder of our Ordinary Shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to our Ordinary Shares, and all holders of our Ordinary Shares are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or continued under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the BVI Act. In addition, securities of companies incorporated under the BVI Act are not subject to transfer taxes, stamp duties (unless such companies hold land in the BVI) or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

The BVI Economic Substance (Companies and Limited Partnership) Act (Revised Edition 2020) (the “ESA”)

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The above legislation is aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities, which attract profits without real economic activity provides (among other things) that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have filed all our economic substance declarations when due in accordance with the requirements of the legislation. We are not currently subject to any requirements to establish economic substance in the BVI and given the nature of our business and assets at the current time, the ESA has little material impact on us and our operations. However, the legislation is still in its early stages and therefore remains subject to further clarification and interpretation.

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LEGAL MATTERS

We are being represented by Hogan Lovells US LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of ordinary shares has been passed on by Forbes Hare LLP.

EXPERTS

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2025, and for the year then ended, incorporated by reference in this prospectus have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2024, and for the two years then ended, incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

Our corporate affairs are governed by our Charter and by the BVI Act and common law. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by common law, the BVI Act, court procedures and other relevant regulation. The jurisprudence of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

Forbes Hare, our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

(i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Forbes Hare has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against us in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

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(i) the United States federal or state court had jurisdiction in the matter and we either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii) the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii) the judgment was not procured by fraud;

(iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Brittany Kaiser, our Chief Executive Officer, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our ordinary shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at www.alphatoncapital.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 25, 2025;

•	our Reports on Form 6-K filed with the SEC on, August 13, 2024, August 15, 2024, August 27, 2024, September 4, 2024, October 4, 2024, November 26, 2024, December 5, 2024, December 12, 2024, December 13, 2024, December 17, 2024, January 6, 2025, January 30, 2025, February 12, 2025, March 12, 2025, March 13, 2025, March 27, 2025, April 28, 2025, May 29, 2025, June 9, 2025, June 25, 2025, June 27, 2025, July 25, 2025, September 3, 2025, September 4, 2025, September 23, 2025, September 25, 2025, October 9, 2025, October 22, 2025, October 23, 2025, November 21, 2025, and November 26, 2025; and

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

•	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AlphaTON Capital Corp
1111B S Governors Ave Ste 25907

Dover, Delaware 19904

(302) 219 - 5556
Attention: Chief Financial Officer

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

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Up to $400,000,000
Ordinary Shares

ALPHATON CAPITAL CORP

Prospectus Supplement

H.C. Wainwright & Co.

Prospectus Supplement dated February 17, 2026